Investor Update

Investor Update: January 26, 2017

This update provides JetBlue’s investor guidance for the first quarter ending March 31, 2017 and full year 2017.

Recent Announcements

JetBlue has recently announced service between the following city pairs:

City Pair	Frequency	Start Date
Boston (BOS) - Atlanta (ATL)	5x Daily	March 30, 2017
Ft. Lauderdale (FLL) - Long Beach (LGB)	1x Daily	May 3, 2017
New York (JFK) - Atlanta (ATL)	TBD	TBD
Atlanta (ATL) - Fort Lauderdale (FLL)	TBD	TBD
Atlanta (ATL) - Orlando (MCO)	TBD	TBD

Capacity

First quarter 2017 available seat miles (ASMs) are estimated to increase 4.5% to 6.5% year-over-year.  Full year 2017 ASMs are estimated to increase 6.5% to 8.5% year-over-year.

JetBlue estimates the following distribution as a percentage of total ASMs by aircraft type:

First Quarter 2017				Full Year 2017
A320	A321 All-Core	A321 Mint	E190	A320	A321 All-Core	A321 Mint	E190
63%	14%	11%	12%	61%	14%	13%	12%

Average stage length is projected to decrease year-over-year by approximately 2.5% for the first quarter 2017 and decrease by approximately 1.75% year-over-year for the full year 2017.

Operational Outlook

	First Quarter	Full Year
	2017	2017
Operating Expense Year-Over-Year Percentage Change
Unit Operating Expense Excluding Fuel (CASM Ex-Fuel)(1)	3.0 - 5.0%	1.0 - 3.0%
Prior guidance issued December 13, 2016	N/A	1.0 - 3.0%
1 CASM Ex-Fuel excludes fuel and related taxes, and operating expenses related to other non-airline expenses. With respect to the JetBlue’s CASM Ex-Fuel and guidance, JetBlue is not able to provide a reconciliation of the non-GAAP financial measure to GAAP because the excluded items have not yet occurred and cannot be reasonably predicted. The reconciling information that is unavailable would include a forward-looking range of financial performance measures beyond our control, such as fuel costs, which are subject to many economic and political factors beyond our control.

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

	First Quarter		Full Year
	2017		2017
Fuel Expense
Estimated Consumption (gallons)	194 million		811 million
Estimated Fuel Price per Gallon, Net of Hedges [1]	$1.73	[2]

¹Includes fuel taxes.
²JetBlue utilizes the forward Brent crude curve and the forward Brent crude to heating oil crack spread to calculate the unhedged portion of its prompt quarter.  As of January 13, 2017, the forward Brent crude per barrel price was $56 and the crack spread averaged $14 per barrel for the first quarter of 2017

Fuel Hedges

As of January 13, 2017 JetBlue’s advanced fuel derivative contracts are as follows:

	Gallons	Estimated Percentage of Consumption	Price

1Q17	20 million	10%	● 10% in USGC jet fuel swaps at an average of $1.33/gal
2Q17	20 million	10%	● 10% in USGC jet fuel swaps at an average of $1.34/gal
3Q17	20 million	10%	● 10% in USGC jet fuel swaps at an average of $1.38/gal
4Q17	20 million	10%	● 10% in USGC jet fuel swaps at an average of $1.38/gal

Other Income (Expense)
JetBlue estimates total Other Income (Expense) to be between ($20) and ($25) million in the first quarter and between ($95) and ($105) million for the full year.

Tax Rate
JetBlue expects an effective annual tax rate of approximately 39%. However, the actual tax rate in the first quarter and full year 2017 could differ due to a number of factors.

Capital Expenditures
(In millions)

First Quarter 2017			Full Year 2017
Aircraft	Non-aircraft	Total	Aircraft	Non-aircraft	Total
$275 - $325	$30 - $40	$305 - $365	$1,050 - $1,200	$150 - $200	$1,200 - $1,400

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

Aircraft Delivery Schedule
As of December 31 2016 JetBlue’s fleet was comprised of 130 Airbus A320 aircraft, 20 Airbus A321 All-Core aircraft, 17 Airbus A321 Mint aircraft, and 60 EMBRAER 190 aircraft.

	Airbus A320			Airbus A321			EMBRAER 190
	Aircraft	Mortgage	Lease	Aircraft	Mortgage	Lease	Aircraft	Mortgage	Lease

1Q17	—	—	—	3	—	—	—	—	—
2Q17	—	—	—	2	—	—	—	—	—
3Q17	—	—	—	4	—	—	—	—	—
4Q17	—	—	—	6	—	—	—	—	—
Total at Year End 2017	130	45	15	52	8	2	60	30	30

Order Book
As of December 31 2016 JetBlue’s firm aircraft order book beyond 2017:

Year	Airbus A320neo	Airbus A321	Airbus A321neo	EMBRAER 190	Total
2018	—	8	3	—	11
2019	—	3	18	—	21
2020	6	—	12	10	28
2021	16	—	4	7	27
2022	3	—	17	7	27
2023	—	—	6	—	6
Total	25	11	60	24	120

Share Count
Share count estimates for calculating basic and diluted earnings per share are as follows:

	First Quarter	Full Year
	2017	2017
Basic Share Count	337.3 million	338.8 million

Diluted Share Count	339.2 million	340.4 million

These share count estimates do not include any share repurchases that may occur throughout 2017 under JetBlue’s share buyback program.  The number of shares used in JetBlue’s actual earnings per share will likely be different than those stated above.

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

This Investor Update contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which represent our management's beliefs and assumptions concerning future events. When used in this document and in documents incorporated herein by reference, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; volatility in financial and credit markets which could affect our ability to obtain debt and/or lease financing or to raise funds through debt or equity issuances; volatility in fuel prices, maintenance costs and interest rates; our ability to implement our growth strategy; our significant fixed obligations and substantial indebtedness; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on high daily aircraft utilization; our dependence on the New York and Boston metropolitan markets and the effect of increased congestion in these markets; our reliance on automated systems and technology; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; our reliance on a limited number of suppliers; our presence in some international emerging markets that may experience political or economic instability or may subject us to legal risk; reputational and business risk from information security breaches or cyber-attacks; changes in or additional government regulation; changes in our industry due to other airlines' financial condition; acts of war or terrorist attacks; global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for domestic and business air travel; the spread of infectious diseases; adverse weather conditions or natural disasters; and external geopolitical events and conditions. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs and assumptions upon which we base our expectations may change prior to the end of each quarter or year.
Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this Investor Update, could cause our results to differ materially from those expressed in the forward-looking statements. Potential factors that could affect our results include, in addition to others not described in this Investor Update, those described in Item 1A of our 2015 Form 10-K under "Risks Related to JetBlue" and "Risks Associated with the Airline Industry". In light of these risks and uncertainties, the forward-looking events discussed in this Investor Update might not occur.

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JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com